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Exhibit 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in the Registration Statement on Form S-1 of our reports dated January 20, 2002, with the exception of the qualification of our opinion relating to the Company's ability to continue as a going concern which is dated October 31, 2002, relating to the financial statements and financial statement schedules of Insignia Solutions plc which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial and Operating Data" in such Registration Statement

/s/ Pricewaterhouse Coopers LLP
Pricewaterhouse Coopers LLP
San Jose, California
November 21, 2002

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  Exhibit 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS